                                                                  EXHIBIT 10.8.1


                             AGREEMENT FOR PURCHASE

                                AND SALE OF STOCK

                  THIS AGREEMENT made January 9, 1998, between and among NEBRASKA BOOK COMPANY, INC., a Kansas corporation ("NBC") and MARTIN D. LEVINE, an individual residing in Princeton, New Jersey, and MARTIN D. LEVINE, as trustee of the Lauren E. Levine Grantor Trust, and MARTIN D. LEVINE, as trustee of the Jonathan L. Levine Grantor Trust (referred to herein individually as a "Shareholder" and collectively as the "Shareholders"), who collectively own all of the issued and outstanding stock of the COLLEGIATE STORES CORPORATION (the "Company"), a New Jersey corporation, and is made with reference to the following:

         A. Shareholders own all of the issued and outstanding shares of capital stock of the Company;

         B. Shareholders desire to sell all of the shares of capital stock of the Company to NBC; and

         C. NBC desires to buy from Shareholders all of the issued and outstanding shares of capital stock of the Company;

                  NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions herein contained, at the Closing (as hereinafter defined) Shareholders shall sell, transfer, assign and deliver to NBC, and NBC shall purchase from Shareholders, all of the issued and outstanding shares of capital stock of the Company, $0 par value, consisting of ninety (90) shares of voting common stock and one thousand two hundred seventy-five (1,275) shares of nonvoting common stock (collectively, the "Stock").

                  2. CLOSING; CLOSING DATE. The closing ("Closing") of the purchase and sale of Stock and of the other transactions contemplated herein shall take place on or before January 23, 1998, at 10:00 a.m., local time, at the offices of MarketSource Corporation, 10 Abeel Road, in Cranbury, New Jersey, or at such other time, date or place as may be mutually agreed upon by Shareholders and NBC. The day of the Closing is sometimes referred to herein as the Closing Date.

                  3.       PURCHASE PRICE; PAYMENT; ADJUSTMENTS.

                           3.1      Purchase Price.  The total consideration to
be paid to Shareholders for the Stock shall consist of the sum of Four Million Dollars ($4,000,000) (the "Cash Consideration") subject to adjustment as provided herein.

                           3.2      Payment Terms.  At the Closing, NBC shall
pay to Shareholders the Cash Consideration less an amount equal to One Hundred Thousand Dollars ($100,000) (the "Deferred Consideration"). The Deferred Consideration shall be payable, subject to the terms and provisions of Section
3.3 hereof on or before six (6) months after the Closing Date. Cash payments shall be made by cashier's check, certified funds or wire transfer, as designated by the Shareholders subject to any adjustments required herein to be made to the Cash Consideration by the provisions of this Agreement.

                           3.3      Deferred Consideration.  The "Deferred
Consideration" payable to Shareholders shall be subject to reduction as provided in Section 9.3 of this Agreement. If NBC incurs any Damages as described in
Section 9.1, NBC shall have the right to set-off any such amounts against the Deferred Consideration as described in Section 9.3 in addition to any other remedies to which it may be entitled. As of the Closing, the Deferred Consideration shall be deposited into an interest bearing trust account with U.S. Bank, N.A., Lincoln, Nebraska, subject to the terms and conditions of the Escrow Agreement attached hereto as Exhibit A.

                           3.4      Net Worth Deficiency.   Shareholders shall
be liable to NBC on a dollar for dollar basis for the entire amount that the stockholders' equity of the Company as of the Closing Date is less than zero dollars ($ 0) on the Closing Balance Sheet (such amount less than zero dollars is herein referred to as the "Net Worth Deficiency"), provided that the maximum amount of the Shareholders' liability for a Net Worth Deficiency shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, "stockholders' equity of the Company" shall be the difference of total assets minus total liabilities of the Company, determined in accordance with generally accepted accounting principles; provided that the amount of the Net Worth Deficiency shall be adjusted by adding back all or some portion of the Tax Liability in
Section 3.5 hereof in an amount up to but not to exceed the amount of the Net Worth Deficiency, and the Net Worth Deficiency after this adjustment shall be the basis for determining the Shareholders' liability to the Company under this Section 3.4.

                  3.5 Distribution for Income Taxes. The parties acknowledge that the Company has elected to be taxed as an "S" Corporation under the Internal Revenue Code of 1986, as amended (the "Code"). Prior to Closing, the Company shall distribute to the Shareholders the sum of $553,026.11 (the "Tax Estimate"), which is an amount estimated by the Shareholders to equal the amount of federal and state income taxes due by the Shareholders based on their estimate of $1,119,033 of taxable income of the Company for 1997, and based on their estimate of $0 of taxable income of the Company for the portion of 1998 prior to Closing. The Tax Estimate is based on the pro forma income statement and balance sheet attached hereto as Exhibit B. The amount of income tax shall be calculated at a combined federal and state effective rate of 49.42% times the actual taxable income of the Company for such periods and the aggregate amount of such income tax for both 1997 and 1998 is herein referred to as the "Tax Liability." A copy of the 1997 and 1998 income tax returns will be sent to the Shareholders upon filing by the Company. If the Tax Liability based on this calculation is less than the Tax Estimate, the excess shall be promptly refunded to the Company by the Shareholders; and if the Tax Liability based on this calculation exceeds the Tax Estimate, NBC shall cause the Company to distribute to the Shareholders additional sums equal to the excess. The parties shall mutually agree upon an independent accounting firm to prepare the Company's returns. An election shall be made pursuant to Section 1362(e)(3) of the Code to taxes for

1998 to be based on an actual physical closing of the books of the Company as of the Closing Date.

                  4. PHYSICAL INVENTORY; CLOSING BALANCE SHEET; WARRANTEES. A physical inventory for the Company shall be taken at the time of Closing, with representatives of NBC and Shareholders participating and, within thirty (30) days after the Closing, a balance sheet and related financial statements of the Company (the "Closing Balance Sheet") shall be prepared as of the Closing Date in accordance the generally accepted accounting principles consistently applied to fairly present the financial condition, assets and liabilities of the Company as of such date. In the event that NBC determines that there is a Net Worth Deficiency, it shall notify Shareholders, who shall have the right to have the Closing Balance Sheet reviewed by their independent accountants at their sole cost and expense. Shareholders have prepared a pro forma balance sheet as of December 31, 1997, as set forth in the pro forma financial statements attached as Exhibit B which was prepared consistent with past practices of the Company.

                  5.       REPRESENTATIONS AND WARRANTIES.

                           5.1      By Shareholders.   Except as otherwise
qualified in the Disclosure Schedule attached hereto as Exhibit C and incorporated herein as the same may be amended between the date hereof and the Closing Date (such qualifications making specific reference to the respective
(sub)section of this Agreement to which they apply) (the "Disclosure Schedule"), Shareholders hereby jointly and severally represent and warrant to NBC that the following representations and warranties are true and correct in all material respects, and shall be deemed remade at and as of the

Closing Date, provided that representations and warranties herein which refer to the Disclosure Schedule shall only be true and correct as of the Closing Date:

                           (a)      Organization, Power and Qualification.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. The Company is qualified to do business and is in good standing in every jurisdiction in which a failure to so qualify could have a material adverse effect on its assets, business or prospects. The Company possesses all governmental and other permits, licenses and approvals necessary to own or lease its properties and assets and to carry on its business as now conducted, and such permits, licenses and approvals are listed on the Disclosure Schedule. True and complete copies of the articles of incorporation, as amended to date, and the by-laws, as amended to date, of the Company have been furnished to NBC.

                           (b)      Authorization by Shareholders.
Shareholders, and each of them, have full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of Shareholders, enforceable against each Shareholder in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights. The trust Shareholders are duly organized, validly existing, and the trustee thereof has the power and authority to execute, deliver and perform hereunder.

                           (c)      Authorization by Company.  The execution and
delivery by the Company of each document described in this Agreement to which the Company is a party and the performance by each of its obligations thereunder have been duly authorized and approved by all necessary corporate action prior to the date of this Agreement. Each such document to which the Company is a party has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights.

                           (d)      No Violation By Company.  The execution,
delivery and performance by the Company of each document described in this Agreement to which the Company is a party, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the provisions thereof, will not, with or without the giving of notice or the passage of time, (a) violate any law, ordinance, rule or regulation applicable to the Company, (b) violate any judgment, writ, injunction, order or decree of any court, arbitrator or governmental authority applicable to the Company or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to its articles of incorporation or by-laws, or any commitment, contract, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound.

                           (e)      No Violation by Shareholders.   The
execution, delivery and performance by Shareholders of this Agreement, the consummation by the Shareholders of the transactions contemplated hereby and the compliance by the Shareholders with the provisions hereof and of each document described in this Agreement to which the Shareholders are parties, will not, with or without the giving of notice or the passage of time, (a) violate any law, ordinance, rule or regulation applicable to the Shareholders, (b) violate any judgment, writ, injunction, order or decree of any court, arbitrator or governmental authority applicable to Shareholders or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon the Stock pursuant to any commitment, contract, indenture, mortgage, note or other agreement or instrument to which any Shareholder is a party or by which the Stock is bound. No consent of, or notice to, any federal, state, or local authority, or any other person or entity is required to be obtained or made by any Shareholder in connection with the execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed pursuant hereto by Shareholders.

                           (f)      Stock Ownership.  Shareholders are the
lawful and beneficial owner of record of 1,365 shares of Stock free and clear of all pledges, liens, encumbrances, claims and other charges of every kind, including, without limitation, subscriptions, options, warrants, rights, or other agreements granting to any person, firm or corporation any interest in or right to acquire from any Shareholder at any time, or upon the happening of any stated event, any shares (or interests therein) of the Stock owned by Shareholders.

                           (g)      Accuracy of Closing Balance Sheet.   The
Closing Balance Sheet will present fairly the financial condition, assets and liabilities of the Company in accordance with generally accepted accounting principles consistently applied as of the Closing Date, and the net worth of the Company shall not be less than zero dollars ($ 0) as described in Section 3.4 hereof, and subject to the adjustment, if any, provided in Section 3.4.

                           (h)      Capitalization.

                                    (i)     Shares.   The authorized capital
         stock of the Company consists of 2,500 shares of common stock, $0 par value, of which ninety (90) shares of voting common stock, and no more, and one thousand two hundred and seventy-five (1,275) shares of nonvoting common stock, and no more, are issued and outstanding and owned of record by the Shareholders. No other shares are issued and outstanding and owned of record by the Shareholders or anyone else.

                                    (ii)    No Restrictions.  All of the issued
         and outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of any shareholder rights under applicable law, or its articles of incorporation or by-laws, or the terms of any agreement to which it is a party or by which it is bound. All of the issued and outstanding shares of the Company's capital stock have been issued in compliance with all applicable securities laws. The Company has no outstanding subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from it at any time, or upon the happening of any stated event, any shares of the capital stock of the Company, or any interests therein.

                           (i)      Investments.  The Company does not own,
directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever.

                           (j)      Financial Statements.  Shareholders have
delivered to NBC true and complete copies of (i) the balance sheets of the Company as at December 31, 1996, and the related statements of income and funds flow (collectively, the "1996 Financial Statements"); and (ii) the unaudited balance sheets of the Company as at the most recent month-end for which such statements are presently available, and the related statements of income and funds flow (collectively, together with all subsequent unaudited month-end statements, referred to as the "Interim Statements"). Shareholders shall cause additional unaudited month-end statements to be prepared and delivered to NBC as soon as reasonably possible after the end of such period. A Closing Balance Sheet as defined in Section 4 hereof and related statements of income and funds flow for the period then ended shall also be




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                                                                              11


prepared. All such balance sheets and related financial statements have been or will be prepared in accordance with generally accepted accounting principles consistently applied and have or will fairly present the assets and liabilities of the Company as at the dates thereof and the results of the operations of the Company for the periods covered thereby.

                           (k)      Liabilities and Obligations.  The Company
has no liabilities or obligations of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, which are not reflected, reserved against, or given affect to, in the 1996 Financial Statements except: (i) those disclosed specifically in the Disclosure Schedule; (ii) those reflected, reserved against or given effect to in the Interim Statements; and (iii) liabilities and obligations reasonably incurred in the ordinary course of the Company's business between the date of the Interim Statements and the date hereof. There is no basis for assertion against the Company of any liabilities or obligations not reflected, reserved against or given effect to in the 1996 Financial Statements, the Interim Statements or in the Disclosure Schedule except for liabilities and obligations described in clause (iii) of this paragraph (k), and Shareholders shall disclose or cause to be disclosed all such liabilities or obligations to NBC's representatives preparing the Closing Balance Sheet.

                           (l)      Absence of Certain Changes.  Since December
31, 1996, there has not been: (i) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, assets, liabilities, or business of the Company; (iii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, retirement purchase or other acquisition of any of such capital stock or any issuance of shares of capital stock or the granting, issuance or exercise of any right, warrant, option or similar commitment relating to the Company's authorized or issued capital stock; (iv) any increase in the compensation, commissions or perquisites payable or to become payable by the Company to any director, officer, employee or agent of the Company other than increases consistent with past practices in the ordinary course of business, or any payment of any bonus (other than payments consistent with past practices in the ordinary course of business), profit sharing or other extraordinary compensation to any employee of the Company; (v) any change in the accounting methods or practices followed by the Company or any change in the amortization policies or rates theretofore adopted by the Company; (vi) any cancellation of the debts owed to or claims held by the Company; or (vii) any sale, lease, abandonment or other disposition by the Company of any real property or (other than in the ordinary course of business), of any machinery, equipment or other operating properties, or any intangible assets utilized in the business of the Company. In addition, Shareholders shall not make or cause any such changes through the Closing Date, and they shall report all such changes that any Shareholder becomes aware of to NBC's representatives preparing the Closing Balance Sheet.

                           (m)      Tax Returns and Reports.   All federal,
state, local and foreign income, excise, property, sales, payroll and other tax returns and reports required to be filed by the Company (the "Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes owed by the Company for the periods covered thereby. All federal, state, local and foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns to any taxing authority from the Company (the "Taxes"), have been properly accrued or paid, provided that as an "S" corporation, the Company has not accrued or paid any federal or state income taxes. The Company has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Company or its properties. There are no tax liens on any of the properties or assets of the Company except for liens of current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes. The Company has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

                           (n)      Title and Condition of Assets.  The Company
owns and has good marketable title to all of its properties and assets, including those assets and properties reflected in the 1996 Financial Statements and the Interim Statements and the Closing Balance Sheet and all properties and assets acquired by it after the respective dates thereof, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except for




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                                                                              14


(i) the lien of current taxes not yet due and payable, (ii) properties and assets disposed of by the Company since the respective dates thereof in the ordinary course of business for fair value, and (iii) such secured indebtedness as is disclosed in the 1996 Financial Statements or the Interim Statements or the Closing Balance Sheet. The properties and assets of the Company that are utilized in the operation of its business (including all buildings), are in good operating condition and repair, normal wear and tear excepted, and usable in the ordinary course of its business and conform to all applicable statutes, ordinances and regulations relating to their construction, use and operation.

                           (o)      Real Estate and Leases.  The Company owns no
real property. There is set forth in the Disclosure Schedule a brief description of all real estate (including buildings and improvements) leased by the Company according to the character of the property and the location thereof. The Company has good and marketable title to such leased real estate, in each case free and clear of any encumbrances whatsoever except as set forth on the Disclosure Schedule or the lien of current taxes not yet due and payable. There is also set forth in the Disclosure Schedule a brief description (including in each case the annual rental payable, the expiration date, a brief description of the property covered and the name of the lessor, including for each lessor in which any Shareholder has, directly or indirectly, any beneficial interest, and a description of the extent of such interest) of every lease or agreement (written or oral) under which the Company is lessee of, or holds or operates, any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. Neither the Company nor any other party thereto is in default under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice would constitute such a default. To the best of Shareholders' knowledge, the real property and the buildings thereon utilized by the Company in the conduct of its business do not violate any present building, zoning or other laws or ordinances, or any agreements applicable thereto, and no notice of any such violation has been received by the Company.

                           (p)      Contracts.  All written or oral contracts,
agreements, leases, mortgages and commitments ("Contracts"), to which the Company is a party or by which it may be bound (including without limitation, any and all guaranty and indemnification Contracts; warranty Contracts; marketing, dealership, distributorship, franchise and similar Contracts; powers of attorney; patent, trademark and similar licenses; real and personal property leases, indentures, deeds of trust, mortgages, chattel mortgages and similar Contracts; conditional sales Contracts; labor and collective bargaining Contracts; employment Contracts; and pension, profit sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit Contracts to which the Company is a party, or under which the Company may be obligated, or to which the Company or any of the rights, properties or assets of the Company may be subject or bound), but (i) excluding Contracts which involve a payment to or by the Company of less than $1,000 and which can be terminated by the Company within 30 days after written notice without liability or penalty to the Company and (ii) excluding sales orders entered into in the ordinary course of business involving future payments to the Company of less than

$1,000 individually and (iii) excluding purchase orders entered into in the ordinary course of business involving future payment by the Company of less than $5,000 individually, are listed and briefly described in the Disclosure Schedule. All Contracts constitute legal, valid and binding obligations of the respective parties thereto, are in full force and on the date hereof, and neither the Company nor any other party thereto has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any Contract, the termination of which could have an adverse effect upon the assets, liabilities, financial condition, business or results of operations of the Company. Correct and complete copies of all written Contracts disclosed on the Disclosure Schedule have been made available to NBC.

                           (q)      Inventory.  The inventory of the Company
reflected in the 1996 Financial Statements and the Interim Statements and to be reflected in the Closing Balance Sheet, and the inventory acquired since the dates thereof consists of items of quantity and quality which are usable and salable in the ordinary course of the business of the Company consistent with past practice at prices at least equal to the values on its books.

                           (r)      Receivables.  All accounts receivable of the
Company shown on the 1996 Financial Statements and the Interim Statements and on the Closing Balance Sheet (except to the extent reserved against thereon as being uncollectible) and any such receivables which arose since the respective dates thereof (except to the extent reserved against on the books and records of the Company as being uncollectible consistent with past practices) are valid receivables subject to no setoffs or counterclaims. The amount of vendor credits are true and correct and the Company shall be entitled to the entire amount of each such credit against future purchases.

                           (s)      No Default, Violation or Litigation.  The
Company is not in violation of any law or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders and restrictions applicable to environmental standards and controls, wages and hours, civil rights and occupational health and safety), which violation would have an adverse effect upon the assets, liabilities, financial condition, or results of operation of the Company or its right to conduct its business as presently conducted, nor has it received any notice of noncompliance. There are no lawsuits, proceedings, claims or governmental investigations pending or threatened against, or involving the Company or its properties or business. There is no basis for any action which would have an adverse effect upon the assets, liabilities, financial condition, or results or operations of the Company or its right to conduct its business as presently conducted. There are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against the Company which could adversely affect the assets, liabilities, financial condition, or operations of the Company or its right to conduct its business as presently conducted.

                           (t)      Bank Accounts.  The Disclosure Schedule sets
forth a list of all accounts and deposit boxes maintained by the Company at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and with access to such boxes.

                           (u)      Insurance.  The Disclosure Schedule contains
a list of all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by or on behalf of the Company on its properties, assets, business or personnel. All such policies are in full force and effect, and the Company is not in default with respect to any provision contained in any insurance policy, nor failed to give any notice or present any claim thereunder in due and timely fashion. The Company will keep all such policies in full force and effect to the Closing Date.

                           (v)      Employment and Labor Relations.  The Company
is not a party to or otherwise bound by any contracts, agreements or other commitments respecting employment or compensation of any of its officers, directors, agents or employees. There is no unfair labor practice complaint, labor disturbance or other controversy respecting persons or past employees pending, threatened or proposed against, or affecting the business of the Company, and no Shareholder has knowledge of any facts or circumstances which would indicate that any claims, complaints or litigation could be brought against the Company in connection with employment matters. To the best of Shareholders' knowledge, the Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and it is not engaged in any unfair labor practice. The Company is not a party to any collective bargaining agreement with any labor union or organization, and none of the employees of the Company are represented by any labor union or organization. The Disclosure Schedule lists all current full-time employees and part-time employees, showing the date each employee started working for the Company and showing his or her current hourly or monthly earnings.

                           (w)      Employee Benefits.  For purposes of this
Agreement, the term "Employee Plan" includes any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any welfare plan as defined in
Section 3(l) of ERISA ("Welfare Plan"), whether or not any of the foregoing is funded, and whether written or oral, (a) to which the Company is a party or by which it is bound or (b) with respect to which the Company has made any payments or contributions, or may otherwise have any liability (including any such plan or arrangement formerly maintained by the Company).

                                    (i)     There are no Employee Plans other
         than those listed in the Disclosure Schedule, and the Company has never been a party to any multi-employer plan.

                                    (ii)    No Pension Plan is a "defined
         benefit plan" as defined in ERISA.

                                    (iii)   To the best of Shareholders'
         knowledge, each Employee Plan, the administrator and fiduciaries of each Employee Plan, and the Company has at all times complied in all material respects with the applicable requirements of ERISA, including but not limited to the fiduciary responsibilities imposed by ERISA, and any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law. No lawsuits or complaints to, or by, any person or governmental entity have been filed or are pending and no Shareholder has knowledge of any state of facts or contemplated event which could give rise to any such lawsuit or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan to the best of Shareholders' knowledge:

                                            (A)      The Company has filed or
                  caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required by any government agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each Employee Plan.

                                            (B)      The Company has delivered
                  or caused to be delivered to every participant, beneficiary and other party entitled to such material, all plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary descriptions and reports, as are required under Title I of ERISA and/or the Internal Revenue Code, as amended ("Code").

                                            (C)      The Company is not
                  delinquent as to contributions or payments to or in respect of any Employee Plan.

                                    (iv)    To the best of Shareholders'
         knowledge, with respect to each Employee Plan, there has not occurred, nor is any person or entity contractually bound to enter into, any transaction giving rise to any tax under Section 4975 of the Code or
         Section 406 of ERISA, or liability under Section 502(i) of ERISA.

                                    (v)     To the best of Shareholders'
         knowledge, the financial statements, if any, for each Employee Plan accurately reflect the financial condition and funding of the Employee Plan as of the date of such financial statements, and no adverse change has occurred with respect to the financial condition or funding of the Employee Plan since the date of such financial statements.

                           (x)      Environmental Provisions.  With respect to
all real estate leased by the Company:

                                    (i)     No claim, lawsuit, agency
         proceeding, or other legal, quasi-legal or administrative challenge is pending or threatened concerning the property, the operation of the property, or the existence of any hazardous substances thereon.

                                    (ii)    To the best of Shareholders'
         knowledge, the property has never been used for any industrial or commercial operation that utilizes hazardous substances.

                                    (iii)   To the best of Shareholders'
         knowledge, there has been no spill, discharge, release, deposit, or emplacement of any hazardous substance on the property, whether in containers or other impoundments, or directly in the lands or waters of the property.

                                    (iv)    To the best of Shareholders'
         knowledge, there is no asbestos-containing or other hazardous materials in the structures on the property.

                                    (v)     No electrical transformers,
         fluorescent light fixtures or other electrical equipment containing PCBs have been affixed or installed on or in the property.

                                    (vi)    There are no storage tanks, barrels,
         sumps, impoundments, or other containers or equipment (movable or fixed) for the containment of hazardous substances in any part of the property.

                                    (vii)   No governmental entity has served
         upon the Company any notice claiming any violation of any statutes, ordinance, or regulations or noting the need for any repair, construction, alteration, or installation with respect to the property and hazardous substances or requiring any change in the means or methods of those conducting operations thereon.

The Company has, at all times, complied with all federal, state and local laws, ordinances and regulations relating to and involving (A) industrial hygiene or to environmental conditions on, under or about such real estate, including, but not limited to, soil and groundwater conditions; and (B) the use, generation, manufacture, storage, disposal and transportation of hazardous materials.

                            (y) Intellectual Property. The Company owns all patents, trademarks, trade names, service marks, franchises, and the technology necessary for the conduct of its business as presently conducted without infringing upon or conflicting with the rights of others, and the Company has not received any notice from a party claiming such an infringement or conflict; and no Shareholder is aware of any facts or circumstances which would indicate that such an infringement or conflict could exist. All such patents, trademarks, trade names, service marks and franchises are described on the Disclosure Schedule and the Company's interest therein is similarly described.

                           (z)      Conflicts of Interest.  Except for
         MarketSource Corporation and its affiliates, no Shareholder, director, officer or, to the best of Shareholders' knowledge, employee of the Company controls or is an employee, officer, director or agent of any corporation, firm, association, partnership or other business entity which is a competitor, supplier or customer of the Company.

                           (aa) Disclosure; Capacity. Shareholders have disclosed to NBC all facts known to them to be material to the assets, liabilities or business of the Company. No representation or warranty of Shareholders made hereunder or in the Disclosure Schedule or in any certificate, statement, or other document delivered by or on behalf of the Shareholders hereunder contains any untrue statement or omission of a material fact known to Shareholders which would cause the general interpretation of the statements to be misleading. Copies of all documents referred to on the Disclosure Schedule have been delivered or made available to NBC, are true, correct and complete copies thereof, and include all amendments, supplements or modifica-
tions thereto or waivers thereunder. All representations and warranties by Shareholders hereunder are made from knowledge acquired in their capacities as an individual, shareholder, officer, director, employee and from any other relationship of Shareholders to the Company.

                           (bb)     Indebtedness.  As of the Closing Date, the
Company has no Indebtedness. For the purposes hereof, "Indebtedness" means, without duplica tion, (i) all indebtedness of or any obligation of the Company for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all indebtedness of the Company for the deferred purchase price for purchases of property outside the ordinary course which is not evidenced by trade payables, (iii) all lease obligations of the Company under leases which are capital leases in accordance with generally accepted accounting principles,
(iv) all off-balance sheet financings including, without limitation, synthetic leases and project financing, (v) any payment obligations of the Company in respect of bankers' acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability of the Company with respect to interest rate swaps, collars, caps and similar hedging obligations, (vii) any present, future or contingent obligations of the Company under (A) any phantom stock or equity appreciation rights, plan or agreement, (B) any deferred pay-out or earn-out arrangements in connection with the purchase of any business or entity or (C) any non-competition agreement, (viii) the amount of any liability as of the Closing of the Company under deferred compensation plans and (ix) any accrued and unpaid interest or any contractual prepayment premiums, penalties or similar contractual charges resulting from the transactions contemplated hereby or the discharge of such obligations with respect to any of the foregoing.

                           5.2      By NBC.  NBC represents and warrants to
Shareholders that the following representations and warranties are true and correct in all material respects, and shall be deemed remade at and as of the Closing Date:

                                    (a)     Organization and Good Standing.  NBC
is a corporation duly organized, validly existing and in good standing under the laws of Kansas, with full corporate power and authority to conduct its business as now conducted.

                                    (b)     Authorization.  NBC has all
requisite corporate power and authority to execute and deliver this Agreement and all other documents to be executed and delivered pursuant hereto by it and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and all other documents to be executed and delivered pursuant hereto by NBC, and the consumma tion of the transactions contemplated hereby have been duly authorized by all necessary corporate action of NBC and this Agreement and all other documents to be executed and delivered pursuant hereto by NBC constitute the valid and binding agreements of NBC, enforceable against NBC in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights. No consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by NBC in connection with the execution, delivery or performance of this Agreement and the other documents to be executed, delivered and performed by NBC pursuant hereto.

                                    (c)     Acknowledgment by NBC.  As of the
Closing Date, NBC acknowledges that it shall have conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, NBC shall have relied on the results of its own independent investigation and verification and the representations and warranties of the Company. NBC acknowledges that the New Book Rewards program has been an historical source of revenues and profits which is not expected to continue in the future.

                                    (d)     Payables.  The Company will pay its
payables to MarketSource Corporation in accordance with a list of the payables and the due dates to be prepared by the Company prior to Closing in accordance with the terms of Section 6(e) hereof.

                  6. ORDINARY COURSE. Shareholders shall cause the Company to operate its business in the ordinary course until the Closing Date. In connection therewith:

                           (a)      Ordered Merchandise.  The Company shall
maintain usual and customary inventory levels, collect accounts receivable, pay expenses, and continue general promotional activities.

                           (b)      Right to Inspect.  At any time after the
date of this Agreement, NBC shall have the right to conduct any inspections or investigations with respect to the business of the Company and its properties, either individually or by utilizing a third party.

                           (c)      Access.  From and after the date hereof,
representatives of NBC shall have free access to the business and records pertaining to the Company in order that NBC may have full opportunity to make such investigation as it shall desire of the affairs of the Company relating to its business, provided that NBC provides the Company reasonable prior notice of its desire to such access; and such activities by NBC shall not interfere with the Company's normal business operations. Each party hereto shall have the right to make copies of all books and records received or retained by the other party hereunder.

                           (d)      Subsequent Events.  If Shareholders become
aware of any fact or circumstance which would change or affect the accuracy of a representa tion or warranty in this Agreement, they shall immediately give written notice of any change, fact or circumstance to NBC, but such notice shall not relieve Shareholders of their liabilities or obligations with respect thereto.

                           (e)      Use of Cash.  The Company shall, and the
Shareholders shall cause the Company to, use its cash and cash equivalents from the date hereof until the Closing only for ordinary course working capital purposes consistent with past practices; provided, that the Company shall use such cash to pay the following obligations prior to or at Closing: (i) for the repayment of existing shareholder loans in an amount not to exceed $255,478, and then to the extent of remaining cash and cash equivalents, and (ii) to distribute to the Shareholders for the payment of the Tax Estimate as provided in Section 3.5 of this Agreement. Upon payment of the items set forth above, the Company shall repay the Company's outstanding balance due to MarketSource Corporation as set forth on the Company's financial statements, which amount was estimated to be $755,079 as of December 31, 1997, as such amount may change in the ordinary course of business based on services rendered by MarketSource Corporation prior to Closing, provided that prior to Closing, the Shareholders shall cause the preparation of a list of the components of such payable by MarketSource and the Company, and the items and amounts of such list shall be subject to the reasonable approval by NBC.

                  7.       DELIVERIES AT CLOSING

                           7.1      Deliveries by Shareholders.  At the Closing,
Share holders covenant and agree to deliver, or cause to be delivered, to NBC the following:

                                    (a)     Stock Certificates.  The certificate
or certificates representing the number of shares of Stock of the Company set forth opposite each Shareholder's name on Exhibit D, duly endorsed in blank (or with a stock power duly endorsed in blank and affixed to such certificate(s)), in proper form for transfer, free and clear of all options, liens, claims, charges, restrictions, equities and other encumbrances of any nature whatsoever.

                                    (b)     Resignations.  The written
resignations of all directors and officers of the Company from those positions, effective as at the Closing, and release of claims.

                                    (c)     Corporate Records.  All minute
books, stock record books and transfer ledgers, securities and corporate seals of the Company.

                                    (d)     Opinion of Counsel.  An opinion of
legal counsel to the Company dated the Closing Date and satisfactory to NBC and its counsel to the effects set forth on Exhibit E hereto.

                                    (e)     No Litigation.  A certificate dated
the Closing Date and signed by Shareholders, the truth and accuracy of which shall be a condition to NBC's obligation to consummate the transactions contemplated herein, to the effect that other than as described on the Disclosure Schedule, there is no action, suit or other proceeding pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

                                    (f)     Accuracy of Representations;
Performance of Covenants. A certificate dated the Closing Date and signed by Shareholders, the truth and accuracy of which shall be a condition to NBC's obligation to consummate the transactions contemplated herein, to the effect that, other than as described on the Disclosure Schedule, the representations and warranties of Shareholders contained in this Agreement (except for factual changes in the information contained in the Disclosure Schedule or attachments hereto occurring after the execution of this Agreement and before Closing, which changes shall be noted on amendments to such information at Closing which are subject to approval by NBC in its sole and absolute discretion) are true and correct as of the Closing Date, and that Shareholders have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to Closing.

                                    (g)     Marketing Services.  MarketSource
Corporation, a Delaware corporation, an affiliate of Shareholders, and NBC shall execute a marketing services agreement whereby MarketSource will provide certain advertising and promotional services, such as a used book buy-back program. The contract period will begin April 1, 1998, and extend through March 31, 2000. There will be a minimum annual fee of $125,000 (2 years - $250,000) for services rendered. Any and all third party and/or production fees will be billed additional subject to NBC's prior approval. The fee for the first year of $125,000 is due at April 1, 1998 and the fee for year two is due on April 1, 1999.

                                    (h)     Further Assurances.  At and
following the Closing, Shareholders, without further consideration, shall execute and deliver such other documents and instruments and take such further actions as NBC may reasonably request in order to complete and perfect the transactions contemplated herein.

                           7.2      Deliveries by NBC.  NBC hereby covenants and
agrees with each Shareholder, that at the Closing, NBC will deliver, or cause to be delivered, the following:

                                    (a)     Consideration for Stock.  The
difference between the Cash Consideration and the Deferred Consideration referred to in Section 3 hereof, apportioned to each Shareholder based on the number of shares of Stock owned by such Shareholder.

                                    (b)     Accuracy of Representations;
Performance of Covenants. A certificate signed by an officer of NBC, the truth and accuracy of which shall be a condition to Shareholders' obligation to consummate the transactions contemplated herein, to effect that the representations and warranties of NBC contained in this Agreement are true and correct as of the Closing Date, and that NBC has duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

                                    (c)     Further  Assurances.  At and
following the Closing, NBC, without further consideration, shall execute and deliver such other documents and instruments and take such further actions as Shareholders may reasonably request in order to complete and perfect the transactions contemplated herein.

                  8.       CONDITIONS OF CLOSING.

                           8.1      Conditions to NBC's Obligations.  All
obligations of NBC under this Agreement are subject to the fulfillment at Closing of each of the following conditions:

                                    (a)     Shareholders' representations and
warranties contained in this Agreement shall be true and correct in all material respects at the time of Closing as though such representations and warranties were made at such time;

                                    (b)     Shareholders shall have performed
and complied with all agreements and conditions required by this Agreement to be performed or complied with by Shareholders prior to or at Closing, including without limitation the preparation of the Disclosure Schedules described in Section 5.1 of this Agreement;

                                    (c)     Shareholders shall make, or cause to
be made, all deliveries described in Section 7.1 of this Agreement;

                                    (d)     The Company shall have entered into
the following agreements, all of which shall be on terms and conditions reasonably satisfactory to NBC: (i) a lease agreement for its premises in Cranbury, New Jersey, on terms substantially similar to those set forth in the lease agreement attached hereto as Exhibit F; (ii) an agreement with MarketSource Corporation for accounting services after Closing; and (iii) an employee leasing agreement with MarketSource Corporation whereby the services of Bonnie O'Neill will be leased to the Company;

                                    (e)     Between the date of the Interim
Statements and the Closing, no material adverse change shall have occurred in the condition of the business, the leased premises, the capital or the property of Company;

                                    (f)     All equipment, inventories, the
leased premises, and other physical elements of the property shall be in good condition, fully usable in the ordinary course of the operation of the business, and NBC shall be reasonably satisfied with any inspections it shall conduct or have conducted with respect to the properties of the Company, including any environmental inspections or audits;

                                    (g)     NBC shall be reasonably satisfied
that the business has been conducted only in the ordinary course from and after the date of the Interim Statement through the Closing Date;

                                    (h)     NBC shall have been satisfied in its
sole discretion with the results of the physical inventory described in Section 4 hereof and with the other asset and liability listings as of the date of the physical inventory and as of the Closing Date;

                                    (i)     NBC shall have received a
certificate of search for all UCC or other liens against the assets of the Company, certified on or about the Closing Date, indicating that there are no liens or claims against such assets or the Stock other than as disclosed in the Disclosure Schedule; and

                                    (j)     NBC shall have been satisfied in its
sole discretion with the amendments to the Disclosure Schedule submitted by the Company and approved the same in writing and with the payables list described in Sec tion 5.2(d) hereof.

                           8.2      Noncompliance.  If any one or more of the
conditions precedent set forth in this Section shall not be in effect or complied with on the Closing Date, after a reasonable period of time to correct by Shareholders, NBC may, by written notice to Shareholders, elect in its sole and absolute discretion to either (i) cancel this Agreement and all obligations of NBC hereunder, or (ii) execute a written waiver of compliance with any one or more of the said conditions precedent and close this transaction, provided that such waiver shall not release or relieve Shareholders from any liability if such waiver causes Damages to NBC as provided in Section 9 hereunder.

                           8.3      Conditions to Shareholders' Obligations.
All obligations of Shareholders under this Agreement are subject to the fulfillment at Closing of the following conditions:

                                    (a)     The representations and warranties
of NBC contained in this Agreement shall be true and correct in all material respects at the time of Closing as though such representations and warranties were made at such time;

                                    (b)     NBC shall have performed and
completed all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

                                    (c)     NBC shall make all deliveries
described in Section 7.2 of this Agreement;

                                    (d)     The parties shall agree upon a
mutually acceptable joint press release announcing the sale; and

                                    (e)     The Shareholders shall have approved
the amendments to the Disclosure Schedule.

                           8.4      Failure of Conditions.  In the event of
default by any party which is not cured prior to the Closing Date, the non-defaulting party shall have the option to rescind this Agreement in addition to all other remedies at law or in equity arising from such default, including the remedy of specific performance.

                  9.       INDEMNIFICATION; SETOFF.

                           9.1      Indemnification by Shareholders.  Subject to
the limitations set forth in this Article IX, from and after the Closing, Shareholders jointly and severally covenant and agree to reimburse and indemnity and hold NBC (which term, for the purposes hereof shall include NBC and the Company) harmless from, against and in respect of any and all damage, loss, liability or deficiency resulting from any of the following (collectively referred to as "Damages"):

                                    (a)     any misrepresentation or omission,
breach of warranty or nonfulfillment of any covenant or agreement of Shareholders or the Company under this Agreement, including without limitation, the Disclosure Schedule, or any other written statement, list, certificate or other instrument furnished to NBC by or on behalf of Shareholders or Company pursuant to this Agreement; and

                                    (b)     any and all actions, suits, claims,
proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) arising out of or resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by Shareholders; or
(ii) the operation of the Company prior to the Closing; and

                                    (c)     the amount of the Net Worth
Deficiency, if any, as determined in the Closing Balance Sheet, on a dollar for dollar basis up to a maximum amount of One Hundred Thousand Dollars ($100,000). Any incident, amount or omission described under paragraphs (a), (b), and (c) above is herein referred to as a "Claim." No Damages shall result for (i) uncollected accounts receivable, payment or collection of which is not guaranteed by the Shareholders; (ii) any portion of a Claim based on Section 5.1(q) hereof based on a lower value on the Closing Balance Sheet caused solely by a new edition of such books released by the publisher; (iii) the cost or loss to NBC or the Company after having taken into account any insurance proceeds payable to NBC or the Company in connection therewith; or (iv) in connection with the Closing Balance Sheet, the amount that any individual asset or liability may be under- or overstated in an amount which is not material. Materiality for purposes of the Closing Balance Sheets shall be $15,000 for any individual asset or liability, or $50,000 for a class of such assets or liabilities, provided that this materiality clause shall not waive or modify the covenants and warranties related to the Net Worth Deficiency.

                           9.2      Method of Asserting Claims, etc.  Within 45
days after NBC discovers or it receives notice of any Claim which might give rise to Damages under Section 9.1 hereof, NBC will give written notice to Shareholders of such Claim stating the nature, basis and (to the extent known) amount thereof. If the Claim under Section 9.1 involves a suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding, Shareholders shall be entitled to participate therein, and, to the extent desired by Shareholders, to assume the defense thereof, and after notice from Shareholders to NBC of the election so to assume the defense hereof, Shareholders will not be liable to NBC for any legal or other expenses subsequently incurred by NBC in connection with the defense thereof, other than reasonable costs of investigation, unless Shareholders do not actually assume the defense thereof following notice of such election. NBC and Shareholders will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, claim or proceeding. NBC will not settle any Claim and incur any Damages without the written consent of the

Shareholders, which consent shall not be unreasonably withheld. NBC and/or the Company shall assign to Shareholders all right, title and interest in any Claim which is paid by Shareholders hereunder.

                           9.3      Right of Setoff.  In order to secure
Shareholders' obligations pursuant to this Agreement, NBC shall have the right to offset its Damages against the Deferred Consideration described in Section
3.3 hereof, provided, however, that the amount of Damages that NBC may be entitled to recover from Shareholders pursuant to this right of indemnity shall not be limited to the Deferred Consideration, and NBC shall have the right to pursue any other remedies at law or in equity to which it may be entitled. Notwithstanding any other provision in this Agreement to the contrary, NBC may withhold payment of any portion of the Deferred Consideration at the expiration of the six (6) month period which NBC reasonably estimates may be required to offset Damages which it may incur based on Claims which have been made known to NBC prior to such date.

                           9.4      Limitation on Amendment.  Shareholders shall
have no liability to indemnify NBC pursuant to misrepresentations or breaches of warranties set forth in Sections 5.01(d), (e), (g), (i), (j), (k) (l), (o), (p),
(q), (s), (t), (u), (,v), (w), (x), (y), (z) and (aa), and liability under
Section 9.1(b) of this Agreement, for an aggregate amount which exceeds $4,000,000. With respect to the representations and warranties set forth in Sections 5.1(a), (b), (c), (f), (h), (m), (n) and (ab), there shall be no limit.

                           9.5      Indemnification by NBC.  NBC hereby agrees
to indemnify and hold Martin D. Levine harmless from, against and in respect of any and all damage, loss, liability or deficiency, including costs and other expenses (including, without limitation, reasonable legal fees) incurred by the Shareholders arising out of or resulting from a default by NBC with respect to the indemnified obligations set forth in this Section 9.5, resulting from (i) any misrepresentation or breach of warranty or nonfulfillment of the representations set forth in Section 5.2 of this Agreement, and (ii) Martin D. Levine's personal guarantee set forth in Section 14.10 of the Agreement for Sale of Assets and Assumption of Liabilities dated October 1, 1995, by and among the Collegiate Stores Cooperative, Inc., a California consumer cooperative (the "Coop"), CSC, Inc., a New Jersey corporation and Martin D. Levine (the "Coop Agreement") of the following: (i) the obligation to provide free memberships to the 14 founding members until February 28, 2001 as provided in Section 2.02(i) of the Coop Agreement; and (ii) the unpaid aggregate balance not to exceed $280,000 for consulting payments to the 14 founding members of the Coop; provided that the amount of the indemnification obligation hereunder shall not exceed the amounts represented by Shareholders to be due pursuant to such obligations.

                  10.      MISCELLANEOUS.

                           10.1     Survival.  All statements made by
Shareholders herein or in the Disclosure Schedule, or in any other document, instrument, certificate, schedule or list delivered to NBC hereunder shall be deemed representations and warranties of Shareholders regardless of any investigation made by or on behalf of NBC. All representations, warranties, agreements, covenants and indemnifications made by the parties in this Agreement, specifically including, without limitation, the right to indemnification and setoff against the Deferred Consideration, or in any document delivered pursuant hereto, shall survive the Closing regardless of any investigation at any time made by or on behalf of NBC; provided, however, that the representations and warranties by Shareholders set forth in the following subsections of Section 5.1 of this Agreement shall only survive until September 30, 1998: (d), (e), (g), (i), (j), (k), (l), (o), (p), (q), (s), (t), (u), (v),
(w), (x), (y), (z) and (aa); and provided, further, that the representation and warranty set forth in Section 5.01(r) shall not survive Closing. All other representations, warranties, agreements, covenants and indemnifications made by Shareholders hereunder shall survive until March 31, 2001. The non-competition agreement in Section 10.5 shall survive for the full term set forth therein.

                           10.2     Waiver of Terms.   Any of the terms or
conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

                           10.3     Amendment of Agreement.  This Agreement may
be amended or supplemented at any time only by written instrument duly executed by NBC and Shareholders.

                           10.4     Payment of Expenses.  Each party shall be
solely responsible for, and shall pay all of its own expenses associated with this transaction, including but not limited to its accounting, consultants, legal fees, and out-of-pocket expenses incurred in connection with this Agreement and the transactions herein contemplated.

                           10.5     Non-Competition.  The Company is in the
business of providing group buying services, including the purchase and distribution of new textbooks for independent college bookstores in the United States. In consideration of NBC's agreement to enter into this Agreement, Martin Levine covenants and agrees that for a period of 3 years from and after the Closing Date, not to engage directly or indirectly in any business that provides group buying services, including the purchase and distribution of new textbooks, for independent college bookstores in the United States. NBC acknowledges that Martin Levine enjoys a substantial reputation in the college store industry and nothing in this non-competition clause is intended to interfere with his ability to conduct his on-going business affairs. If the final judgment of a court of competent jurisdiction declares that any term or provision of this subsection is invalid or unenforceable, the parties hereto agree that the court making the determinations of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.5 shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

                           10.6     Entire Agreement, Assignment, etc.  This
Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understanding between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and assigns of the parties hereto and the Company; provided, however, that none of the rights or obligations of any of the parties hereto may be assigned without the prior written consent of, in the case of assignment by Shareholders, NBC, or, in the case of assignment by NBC, the Shareholders, which consent shall not unreasonably be withheld.

                           10.7     Notices.  All notices, consents, waivers or
other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date delivered personally or when the same shall be deposited in the mails, registered or certified first-class mail, return receipt requested, postage prepaid, as follows:

                  If to NBC:

                           Nebraska Book Company, Inc.
                           Attn:  Mark W. Oppegard, President
                           P.O.  Box 80529
                           Lincoln, NE  6850l-0529

or to such other person or address as NBC may designate in writing.

                  If to Shareholders:

                           Martin D. Levine
                           c/o MarketSource Corporation
                           10 Abeel Road
                           Cranbury, NJ  08512

or to such other person or address as the Shareholders may designate in writing.

                           10.8     Commission and Finder's Fees.  NBC and the
Shareholders mutually represent and warrant each to the other that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other or the Company may be liable.

                           10.9     Severability.  In the event that any one or
more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                           10.10    Counterparts.  This Agreement may be
executed simul- taneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           10.11    Headings.  The headings of the Sections and
the subsections of this Agreement are inserted for the convenience of reference only and shall not constitute a part hereof.

                           10.12    Governing Law.  Except as provided in
Section 10.5 hereof, this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nebraska

                           10.13    Exhibits.  All Exhibits attached to this
Agreement and the Disclosure Schedule are incorporated herein and made a part of this Agreement.

                  IN WITNESS WHEREOF, this Agreement had been duly executed by the parties hereto on the day and year first above written.

ATTEST:                               NEBRASKA BOOK COMPANY, INC.

/s/ Ardean A. Arndt                      By: /s/ Mark W. Oppegard
-------------------                          --------------------
Secretary                                    Its President

                                      Shareholders:

                                         /s/ Martin D. Levine
                                         --------------------
                                                    Martin D. Levine

                                         /s/ Martin D. Levine
                                         --------------------
                                      Martin D. Levine, Trustee of the
                                      Lauren E. Levine Grantor Trust

                                         /s/ Martin D. Levine
                                         --------------------
                                      Martin D. Levine, Trustee of the
                                      Jonathan L. Levine Grantor Trust

STATE OF NEBRASKA                   )
                                    ) ss.:
COUNTY OF LANCASTER                 )

                  The foregoing instrument was acknowledged before me this 9th day of January, 1998, by Mark W. Oppegard, President of NEBRASKA BOOK COMPANY, INC., a Kansas corporation, on behalf of the corporation.
                                           /s/ Pamela L. Sewell
                                           _________________________________
                                                             Notary Public

STATE OF _____________)
                      ) ss.:
COUNTY OF ___________ )

                  The foregoing instrument was acknowledged before me this 9th day of January, 1998, by Martin D. Levine

                  (SEAL)
                                           /s/ John M. Hoepfner
                                           _________________________________
                                                             Notary Public

STATE OF _____________)
                      ) ss.:
COUNTY OF ___________ )


                  The foregoing instrument was acknowledged before me this 9th day of January, 1998, by Martin D. Levine, Trustee, on behalf of the Lauren E. Levine Grantor Trust.

                  (SEAL)
                                           /s/ John M. Hoepfner
                                           _________________________________
                                                             Notary Public